UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

New York Life Investments Active ETF Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	(see next page)
(State of Incorporation or Organization)	(IRS Employer Identification No.)

c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value of NYLI MacKay Muni Allocation ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-183489

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the fund listed below, a separate series of New York Life Investments Active ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 132 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 138 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-183489; 811-22739) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on September 19, 2025.

Fund Name	EIN

NYLI MacKay Muni Allocation ETF	39-4468630

Item 2. Exhibits.

1. The Trust’s Second Amended and Restated Declaration of Trust is included as Exhibit 28(a) to Post-Effective Amendment No. 121 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on August 26, 2024.

2. The Trust’s By-Laws is included as Exhibit 28(b) to Post-Effective Amendment No. 121 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on August 26, 2024.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

December 9, 2025	/s/ Kirk C. Lehneis
	Name:	Kirk C. Lehneis
	Title:	President